  INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated October 17, 1995, in the Registration Statement and related Prospectus of the PaineWebber Equity Trust, Growth Stock Series 15.
  /s/ ERNST & YOUNG LLP
  New York, New York
  October 23, 1995